UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2007

GD Conference Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

430 Loma Media Road, Santa Barbara, CA 93103

(Address of principal executive offices and Zip Code)

(805) 680-5379

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United

States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this current report. In particular, this current report contains forward-looking statements pertaining to the following:

•	capital expenditure programs;
•	projections of market prices or costs;
•	supply and demand for natural gas and crude oil;
•	expectations regarding our ability to raise capital and to continually add to reserves through acquisitions and development; and,
•	treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks, such as

•	our ability to establish or find reserves;
•	volatility in market prices for natural gas and crude oil;
•	liabilities inherent in natural gas and crude oil exploration and development;
•	uncertainties associated with estimating natural gas and crude oil reserves;
•	competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;
•	political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;
•	incorrect assessments of the value of acquisitions;
•	geological, technical, drilling and processing problems;
•

the uncertainty inherent in the litigation process, including the possibility of newly discovered evidence or the acceptance of novel legal theories, and the difficulties in predicting the decisions of judges and juries; and,

•	other factors discussed under the section entitled “Risk Factors” commencing on page 4 of this current report.

These risks may cause our, or our industry's, actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our” refer to GD Conference Center, Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to common shares in our capital stock.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2007, we entered into three separate oil and gas farm out agreements with James Fitzsimons respecting leasehold properties totalling approximately 980 gross acres located in Okfuskee County, Oklahoma. The material terms of these agreements are detailed in Item 2.01 of this current report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

FARM OUT AGREEMENTS WITH JAMES FITZSIMONS

On September 20, 2007, we entered into three separate oil and gas farm out agreements with James Fitzsimons. The agreements represent leasehold oil and gas interests totaling 980 gross acres located in Okfuskee County, Oklahoma. Pursuant to the terms of the agreements, we acquired the right to earn 22 oil and gas leases. We obtained the right to earn each of the oil and gas leases in exchange for our agreement to begin to drill a test well in the region of each oil and gas lease on or before certain stated dates, prepare specified reports and conduct certain production tests. In connection with our completion of these agreements, James Fitzsimons became a director on September 20, 2007. Also on September 20, 2007, Mr. Fitzsimons purchased 890,000 of our shares, resulting in him owning approximately 84.5% of our issued and outstanding common stock, for $454,000 and his agreement to enter into the farmout agreements with us.

The amount of consideration for the oil and gas farm out agreements was determined as a result of arm’s length bargaining between James Fitzsimons and our company before James Fitzsimons became a director and was a condition to Mr. Fitzsimons purchase of 890,000 of our shares from our former controlling shareholders.

All of the farm out agreements, which are filed as exhibits to this current report, are prepared using an industry standard Form 635. A schedule of the oil and gas lease agreements is attached as an exhibit to each of the farm out agreements. The underlying lease agreement terms all provide time for the drilling of the oil and gas test wells indicated in the farm out agreements.

Each farm out agreement contains the following principal terms:

•

we must commence drilling an oil and gas test well on any legal location within any drilling and spacing unit established by the Oklahoma Corporation Commission which includes all or part of the leasehold acreage that is the subject of each farm out agreement by dates ranging from January 31, 2008 to December 31, 2008. If we do not drill a test well by the deadline date indicated, we forfeit our farm out interest in the leased land. There is no other penalty if we fail to drill such a well;

•

we must drill each test well and conduct due diligence in a workmanlike manner to a depth sufficient to thoroughly test common sources of supply defined within any established drilling and spacing unit; and,

•

upon completion of the test well, James Fitzsimons shall execute an assignment of the leasehold acreage that is subject to the farm out agreement for the portion of the lease included in the drilling and spacing unit, retaining the difference between the base royalty and 75%, delivering to us a 75% net revenue interest.

As a result of the closing of the oil and gas farm out agreements and our becoming engaged in the business of oil and gas exploration and development, as disclosed in Item 5.06 of this current report, management believes that our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our exploratory drilling operations may not be successful, our business may fail and investors may lose their entire investment in our company.

We intend to drill test wells on the Oklahoma properties covered by the oil and gas leases. There can be no assurance that our future drilling activities will be successful. We may not recover all or any portion of our capital investment in the wells. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition and would likely result in the ultimate failure of our business operations. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment. If our exploratory drilling operations are not successful, our business may fail and investors may lose their entire investment in our company.

The operations and the potential profitability of oil and gas exploration and development companies often depends upon factors beyond our control. If our operations and potential profitability are negatively impacted because of these factors, our business could suffer and investors could lose all or part of their investment in our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile and potentially subject to governmental price fixing, pegging and controls, or any combination of these and other factors, responding to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds and other expenses have become increasingly difficult, if not impossible, to project. These and other changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include, but are not limited to, the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted. If our operations and potential profitability are negatively impacted because of these factors, our business could suffer and investors could lose all or part of their investment in our company.

Oil and gas exploration and development involves many operating risks. If we were to experience any of these problems, it could have a material, adverse effect on our operations and possibly cause us to go out of business and investors to lose their entire investment in our company.

Our exploration activities will be subject to many risks, including the risk that we may not discover commercially productive reservoirs. Exploration for oil and natural gas can be unprofitable, not only from failing to discover reserves, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our exploration activities may be curtailed, delayed or cancelled as a result of other factors, including:

•	fires;
•	explosions;
•	blow-outs and surface cratering;
•	uncontrollable flows of underground natural gas, oil, or formation water;
•	natural disasters;
•	facility and equipment failures;
•	title problems;
•	shortages or delays in the delivery of equipment and services;
•	abnormal pressure formations; and,
•	environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

•	injury or loss of life;
•	severe damage to and destruction of property, natural resources or equipment;
•	pollution and other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation and penalties;
•	suspension of our operations; or,
•	repairs necessary to resume operations.

We may be affected by any of these events more than larger companies, since we have limited working capital. We have not obtained any liability insurance for our operations at this time. If we were to experience any of these problems, it could have a material, adverse effect on our operations and could cause us to go out of business and investors to lose their entire investment in our company.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring further oil and gas exploration prospects and hiring qualified personnel. If we do not compete successfully in these areas, our operations will likely suffer and our company will likely be unsuccessful.

The oil and gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. These companies also may be better able to attract the qualified personnel required to run a successful oil and gas exploration company.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on us.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Oil and gas exploration and development activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Our oil and gas exploration and development activities will be subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance.

Any change to government regulation or administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

RISKS RELATING TO OUR COMPANY

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to commence and complete all intended test wells on the Oklahoma properties covered by the oil and gas leases. Therefore, we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.

Currently, we have cash on hand of approximately $350,000 representing the proceeds of a loan to us by Mr. Fitzsimons. In order to commence and complete all intended test wells on the Oklahoma properties covered by the oil and gas leases, we anticipate that we will need to spend a minimum of $1,500,000. Accordingly, we will require additional financing in order to cover these costs. Furthermore, we will require additional financing to sustain our business operations if we are not successful in earning revenues once drilling is complete.

We do not currently have any arrangements for financing and may not be able to find such financing. Our ability to obtain additional financing will be subject to a number of factors, including the market price for oil and gas, the success of our initial test wells and general market conditions. These factors will make the timing, amount, terms or conditions of financing uncertain and additional financing may be unavailable to us. If we do not obtain additional financing, our business will fail.

We are a new entrant into the oil and gas industry without a profitable or long operating history. We do not have any income producing oil and gas properties and we have limited financial resources. We have not yet commenced our exploration activities nor have we generated any revenue since our incorporation. There is no means by which investors can evaluate our potential for success and there is no assurance that we will ever operate profitably.

We have a limited operating history and must be considered in the exploration stage. Our company's operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by oil and gas exploration and development companies and the high rate of failure of such enterprises, especially those with a limited operating history such as ours. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the oil and gas exploration that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in our oil and gas exploration may not result in the discovery of oil and gas reserves. If the results of our exploration do not reveal commercially viable oil or gas reserves, we may decide to abandon our leasehold interests and acquire new oil and gas interests for exploration or cease operations. The acquisition of additional oil and gas interests will be dependent upon us possessing capital resources in order to purchase such interests. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

Potential investors should be aware of the difficulties normally encountered by new resource companies and the high rate of failure of such enterprises. There is a high risk that our business will fail.

If we do not continue as a going concern, our business will not succeed. Our independent registered public accounting firm has stated that there is substantial doubt about our ability to continue as a going concern.

The report of our independent accountant to our audited financial statements for the period ended December 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception, we are likely to incur further losses in the development of our business and that we are dependent upon obtaining adequate financing in order to generate profitable operations.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to suffer and possibly fail.

Our directors intend to spend a minority of their business time providing their services to us. While they presently possess adequate time to attend to our interests, it is possible that the demands on our directors from their other obligations could increase, or the demands of our business operations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. If this happens, our company will not likely perform to its potential and may fail.

Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities. If this happens, our business will likely fail and investors would likely lose their entire investment in our company.

None of the Oklahoma properties covered by the oil and gas leases have yet been fully evaluated by the company. We will not know for certain, prior to drilling and testing, whether natural gas or oil will be present in those properties or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. The cost of drilling, completing and operating any well is uncertain and any wells we drill may not be productive. If we never find commercially viable resources of oil and gas, our business will fail and investors will likely lose their entire investment in our company.

Our management beneficially own approximately 84.5% of the shares of common stock and management’s interest could conflict with the investors, which could cause the investor to lose all or part of the investment.

James Fitzsimons, a director, owns 890,000 shares of our common stock, or 84.5% of our issued and outstanding common stock, as of the date hereof. Due to his stock ownership, James Fitzsimons is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to the business and operations of our company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of our company. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable and cause investors to lose all or part of their investment in our company.

RISKS RELATING TO OUR SECURITIES

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.

If a liquid market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no liquid market for our common stock and no certainty that a liquid market will develop. While our common stock is quoted for trading on the OTC Bulletin Board, there has not been any trading of our common stock. If a liquid market is not developed for our shares, it will be difficult for shareholders to sell their stock.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

Our shares of common stock are considered penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

DESCRIPTION OF BUSINESS

General Overview

We were incorporated under the laws of the State of Delaware in June 2006. Since inception, we have been a company engaged in activities preliminary to entering the conference call service business. We are currently in the start-up phase of operations. We have made efforts to acquire additional capital, but these have not been successful.

Due to capital constraints and because our executives could no longer serve the Company without pay, we decided to change the direction of our efforts to the oil and gas sector when we came across an opportunity to enter into the oil and gas farm out agreements from James Fitzsimons.

On September 20, 2007, we entered into three separate oil and gas farm out agreements with James Fitzsimons. The agreements represent leasehold properties totaling approximately 980 gross acres located in Okfuskee County, Oklahoma. Pursuant to the terms of the agreements, we acquired the right to earn 22 oil and gas leases. We obtained the right to earn the oil and gas leases in exchange for our agreement to begin to drill a test well in the region on or before December 31, 2008, prepare specified reports and conduct certain production tests. In connection with our completion of these agreements, James Fitzsimons became a director on September 20, 2007. Also on September 20, 2007, Mr. Fitzsimons purchased 890,000 of our shares, resulting in him owning approximately 84.5% of our issued and outstanding common stock, for $454,000 and his agreement to enter into the farmout agreements with us.

The amount of consideration for the oil and gas farm out agreements was determined as a result of arm’s length bargaining between James Fitzsimons and our company before James Fitzsimons became a director and was a condition to Mr. Fitzsimons purchase of 890,000 of our shares from our former controlling shareholders.

All of the farm out agreements, which are filed as exhibits to this current report, are prepared using an industry standard Form 635. A schedule of the oil and gas lease agreements is attached as an exhibit to each of the farm out agreements. The underlying lease agreement terms all provide time for the drilling of the oil and gas test wells indicated in the farm out agreements.

Each farm out agreement contains the following principal terms:

•

we must commence drilling an oil and gas test well on any legal location within any drilling and spacing unit established by the Oklahoma Corporation Commission which includes all or part of the leasehold acreage that is the subject of each farm out agreement by dates ranging from January 31, 2008 to December 31, 2008. If we do not drill a test well by the deadline date indicated, we forfeit our farm out interest in the leased land. There is no penalty if we fail to drill such a well;

•

we must drill each test well and conduct due diligence in a workmanlike manner to a depth sufficient to thoroughly test common sources of supply defined within any established drilling and spacing unit; and,

•	upon completion of the test well, James Fitzsimons shall execute an assignment of the leasehold acreage that is subject to the farm out agreement for the portion of the lease included in the drilling and spacing unit, retaining the difference between the base royalty and 75%, delivering to us a 75% net revenue interest.

As a result of the closing of the oil and gas farm out agreements, and as disclosed in Item 5.06 of this current report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

Business Subsequent to the Closing of the Oil and Gas Farm Out Agreements

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties. Following the completion of the transactions contemplated under the oil and gas farm out agreements, we have acquired the right to earn 22 separate oil and gas leases from James Fitzsimons. The agreements represent leasehold properties totaling approximately 980 gross acres located in Okfuskee County, Oklahoma.

The leases are near oil and gas fields with proved developed production and within the general area of the "Woodford shale play," however, the Company has not yet conducted detailed geological mapping of the leases and does not make any representations as to their future production, if any

Since we are an exploration stage company, there is no assurance that a commercially viable oil and gas reserve exists on any of our current and future properties, and a great deal of further exploration will be required before a final evaluation as to the economic feasibility for our future exploration is determined. To date, we do not know if any economically viable oil and gas reserves exist on any of our current or future properties and there is no assurance that we will discover any.

Our plan of operation is to conduct exploration work on each of our current and future properties in order to ascertain whether any of them possess commercially exploitable quantities of oil and gas reserves. There can be no assurance that such oil and gas reserves exist on any of our current and future properties.

Even if we complete our proposed exploration programs on our current and future properties and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and gas reserve.

Delivery Commitments

We are not obligated to provide a fixed and determinable quantity of oil or gas to any third party pursuant to any contracts or agreements.

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas acreage is intense. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that sufficient oil and gas acreage will be available for acquisition and development.

Government Regulation

General

Oil and gas exploration and development companies are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on us.

Corporate Requirements

As a Delaware company, we must qualify as a foreign corporation conducting business in Oklahoma. In order to do so, we must submit a filing with the Oklahoma Secretary of State office providing general corporate information and pay a nominal filing fee. We do not anticipate that this application will delay us in conducting our planned business operations.

Oil and Gas Regulation

The governmental laws and regulations which could have a material impact on our company as an oil and gas exploration and development company are as follows:

Drilling and Production

These types of regulation include permit requirements for the drilling of wells, drilling bonds and reports concerning operations. Most states regulate one or more of the following: (i) the location of wells; (ii) the method of drilling and casing wells; (iii) the rates of production or "allowables"; (iv) the surface use and restoration of properties upon which wells are drilled; (v) the plugging and abandoning of wells; and (vi) notice to surface owners and other third parties.

State laws may regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states, including Oklahoma, allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Natural Gas Sales Transportation

Historically, federal legislation and regulatory controls have affected the price of the natural gas that is produced and the manner in production is marketed. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas as well as revenues from sales of natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide non-discriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

Environmental Regulation

Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes", which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

Comprehensive Environmental Response, Compensation and Liability Act

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators.

We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies.

Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

Employees

We have no employees as of the date of this current report other than our directors.

Research and Development Expenditures

We have not incurred any research and development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities & Exchange Commission (the “SEC”). You may also read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Company Overview

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties. We were previously engaged in providing enhanced teleconferencing services. Because we have not secured any financing commitments for these endeavors to date, we have decided to change the direction of our start up operations to the oil and gas sector.

On September 20, 2007, we completed three separate oil and gas farm out agreements from James Fitzsimons. The agreements represent leasehold properties totaling approximately 980 gross acres located in Okfuskee County, Oklahoma.

PLAN OF OPERATIONS AND CASH REQUIREMENTS

Our plan of operation for the twelve months following the date of this current report is to commence and complete test wells on certain of the Oklahoma properties covered by the oil and gas leases. We anticipate that the minimum cost of these programs in the twelve months following the date of this current report will be approximately $1,000,000.

We do not anticipate conducting any further operations related to enhanced teleconferencing.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with our compliance with our reporting obligations as a public company, such as legal, accounting and audit fees.

Total expenditures over the next 12 months are therefore expected to be at least $1,020,000. While we have the cash on hand necessary to cover a portion of these expenses, we will require additional funding in order to cover all of them. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or from director loans. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding. We do not have any arrangements in place for any future equity financing.

We are in the process of determining our personnel needs. We intend to hire employees over the course of the next twelve months. To attract qualified personnel, we intend to offer percentages of the working interest in the company's oil and gas properties.

LIQUIDITY AND CAPITAL RESOURCES

Our company's principal cash requirements are for exploration expenses which we anticipate will rise as we proceed to determine the feasibility of developing our current or future property interests.

Capital Resources

As of September 19, 2007, we had cash of less than $1,000 and working capital of less than $20,000. Our net cash provided by financing activities during the period from our inception to June 30, 2007 was $54,100. We have suffered recurring losses from inception. Our ability to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our directors and shareholders, the continued issuance of equity to new or existing shareholders, and our ability to achieve and maintain profitable operations.

On September 20, 2007, a director, James Fitzsimons, loaned $350,000 to our company.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Employees and Purchase of Plant or Equipment

We are in the process of determining our personnel needs. We intend to hire employees over the course of the next twelve months but do not currently have an estimate of how many employees we will hire or how much it will cost.

Accounting Matters

We have discussed our plan of operation with our independent auditor who agrees with management's conclusion that because there have not been any operations associated with the assets we have acquired, historic financial information for our acquired business would not be meaningful to investors and need not be provided.

OIL AND GAS PROPERTIES

Reported Reserves

We have not filed, or included in any reports, any estimates of total, proved net oil or gas reserves to any Federal authority or agency with respect to our oil and gas assets.

Production

We have not entered into production with respect to any of our oil and gas interests and there is no indication or guarantee that we will do so.

Productive Wells and Acreage

As of the date of this current report, we do not own any productive wells or developed oil and gas acreage.

Undeveloped Acreage

As of the date of this current report, we hold farm out interests in approximately 980 gross (426 net) acres located in Okfuskee County, Oklahoma. The farm out agreements provide that to earn the leases, we must commence drilling an oil and gas test well in the regions covered by the leaseholds by deadlines ranging from January 31, 2008 to December 31, 2008. A summary of the leased land covered by our farm out interests is as follows:

Township 11 North, Range 10 East, Okfuskee County, Oklahoma

Section 10: 400.0000 gross acres (158.7760 net acres) - farmouts expiring March 31, 2008

Section 11: 500.0000 gross acres (186.8792 net acres) - farmouts expiring January 31, 2008

Section 35: 80.0000 gross acres (80.0000 net acres) - farmout expiring December 31, 2008

Drilling Activity

We have not engaged in any oil and gas drilling activity since our incorporation.

Present Activities

As of the date of this current report, we do not hold an interest in any oil and gas wells that are in the process of drilling (including wells temporarily suspended), waterfloods in process of installation, pressure maintenance operations or any other related operations of material importance.

Delivery Commitments

We are not obligated to provide a fixed and determinable quantity of oil or gas to any third party pursuant to any contracts or agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of September 20, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
James Fitzsimons, Director, via San Salvatore 13 6902 Paradiso Switzerland	Common Stock	890,000	84.5%
Peter Destler, President 430 Loma Media Road Santa Barbara, CA 93103	Common Stock	Nil	Nil%
Deborah Destler, Vice President and Secretary 430 Loma Media Road Santa Barbara, CA 93103	Common Stock	Nil	Nil%
Directors and Executive Officers as a Group (3 persons)	Common Stock	890,000	84.5%

(1)

Based on 1,054,000 shares of common stock issued and outstanding as of September 20, 2007. Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
James Fitzsimons	Director	47	September, 2007
Peter Destler	President and Director	28	June, 2006
Deborah Destler	Vice President, Secretary and Director	35	June, 2006

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

James Fitzsimons has been a director of our company since September 20, 2007. Mr. Fitzsimons is an elected member of the Schweizerische Vereinigung von Petroleum-Geologen und -Ingeneuren (Swiss Association of Petroleum Geologists and Engineers) and during the past five years has been employed by Reta Holding SA of Paradiso, Switzerland, also serving as a member of the board of directors of Kapital Finanz und Treuhand Gesellshaft (Capital Finance and Trust Company) a licensed and regulated asset and fund management company and a full member of SECA (Swiss Private Equity & Corporate Finance Association). Mr. Fitzsimons has been active in the mineral extraction industry for over 15 years, and has been active within the oil and gas industry in the state of Oklahoma for over five years. Mr. Fitzsimons received a Bachelor of Laws degree from University College London. His industry knowledge comes from direct experience of the oil and gas business both in Europe and the United States.

Peter Destler has over 14 years of experience in the restaurant and hospitality industry. He has spent the past 10 years working in 5 Star luxury resorts in California, New York, and the Caribbean. Mr. Destler has worked in virtually all capacities within the operations of the hospitality business including Food and Beverage Manager, Sous Chef, and Supervisory, Marketing, and Management positions. He has also been central to the launch of Food and Beverage departments at several resorts. Mr. Destler graduated from The Culinary Institute of America in Hyde Park, NY in 1999.

Deborah Destler, has spent the past 7 years working as a stylist at Pacheco Salon, an upscale beauty salon located in Santa Monica, CA. She has extensive experience working in the beauty and fashion industry including founding and running her own tanning and beauty salon. Ms. Destler received her beauty license in 1991 from Lowell Academy in Lowell, MA and completed Masters Classes at Vidal Sasson Academy in Santa Monica, CA. in 2003.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the board of directors and will hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2006; and,
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2006, who we will collectively refer to as our named executive officers, of our company for the year ended December 31, 2006, are set out in the following tables, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Fitzsimons(1) Director	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Peter Destler President	2006	Nil	Nil	Nil	Nil	Nil	Nil	$3,500	Nil
Deborah Destler Secretary	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Mr. Fitzsimons became a director on September 20, 2007.

Employment Contracts and Termination of Employment Arrangements

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our fiscal year ended December 31, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our fiscal year ended December 31, 2006 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our fiscal year ended December 31, 2006.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last fiscal year, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2006, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

A director, James Fitzsimons, entered into various farm out agreements with us respecting our Oklahoma oil and gas prospects.

A director, James Fitzsimons, loaned the company $350,000 to be used by the company exclusively in connection with its business operations in the oil and gas sector. The loan is non-interest bearing, unsecured and payable upon demand.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock

As at September 20, 2007, there were 1,054,000 shares of our common stock issued and outstanding that are held by 41 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;
•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted through the facilities of the OTC Bulletin Board under the symbol “GDCE” since August 16, 2007. However, our common stock has not traded through this quotation system since the initial quotation date.

Holders of our Common Stock

As at September 20, 2007, there were 1,054,000 shares of our common stock issued and outstanding that are held by 41 stockholders of record

Dividends

Since our inception, we have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

On September 20, 2007, Peter Destler, Deborah Destler and Jonathan Destler sold a total of 890,000 shares of our restricted common stock to James Fitzsimons. Mr. Fitzsimons was elected a director. The number of shares sold to Mr. Fitzsimons represents approximately 84.5%% of our issued and outstanding common stock. Mr. Fitzsimons paid a total of $454,000 to the Destler’s in connection with the share purchase. There are no arrangements or understandings among Mr. Fitzsimons, the Destler’s and their respective associates with respect to election of directors or other matters.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 20, 2007, we appointed James Fitzsimons as a director. Mr. Fitzsimons is an elected member of the Schweizerische Vereinigung von Petroleum-Geologen und –Ingeneuren (Swiss Association of Petroleum Geologists and Engineers) and during the past five years has been employed by Reta Holding SA of Paradiso, Switzerland, also serving as a member of the board of directors of Kapital Finanz und Treuhand Gesellshaft (Capital Finance and Trust Company) a licensed and regulated asset and fund management company and a full member of SECA (Swiss Private Equity & Corporate Finance Association). Mr. Fitzsimons has been active in the mineral extraction industry for over 15 years, and has been active within the oil and gas industry in the state of Oklahoma for over five years. Mr. Fitzsimons received a Bachelor of Laws degree from University College London. His industry knowledge comes from direct experience of the oil and gas business both in Europe and the United States.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management believes that, as of the execution of its farm out agreements concerning the Oklahoma oil and gas prospects and its becoming engaged in the business of oil and gas exploration and development , our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the asset acquisition and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Management has determined and our auditors have confirmed that since we have acquired assets and there were no operations related to such assets, the provision of financial information and pro-forma financial information would not be meaningful to investors.

Exhibits required by Item 601 of Regulation S-B

Exhibit Number	Description
10.1	Oil and Gas Farm Out Agreement, dated September 20, 2007, and schedule of related leases
10.2	Oil and Gas Farm Out Agreement, dated September 20, 2007, and schedule of related leases
10.3	Oil and Gas Farm Out Agreement, dated September 20, 2007, and schedule of related leases
10.4	Agreement and Plan of Reorganization, dated September 20, 2007
10.5	Loan Agreement, dated September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CONFERENCE CENTRE, INC.

/s/ Peter Destler

Peter Destler

Date: September 24, 2007

/s/ Deborah Destler

Deborah Destler

Date: September 24, 2007